EXHIBIT 10.7
Summary of Executive Compensation

		Non-Equity	2009
Name and Principal Position	Bonus Amount (1)	Incentive Plan (2)	Base Salary

Robert J. Glickman	$—	$—	$500,000
President and CEO

Michael E. Dulberg	$150,000	$—	$250,000
Executive Vice President and CFO

Randy P. Curtis	$150,000	$—	$250,000
Executive Vice President Retail Banking

Richard J. Koretz	$150,000	$—	$250,000
Executive Vice President and COO

Joel C. Solomon	$60,000	$—	$325,000
Senior Vice President Commercial Lending

Timothy J. Stodder	$—	$166,968	$200,000
Senior Vice President Commercial Lending

(1)	Bonus amounts paid in December, 2008.

(2)	Non-Equity Incentive Plan Compensation is determined in accordance with the terms of the Corus Bank, N.A. Commission Program for Commercial Loan Officers.